UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-51688

Date of Report: January 30, 2014

BITZIO, INC.

(Exact name of registrant as specified in its charter)

Nevada	16-1734022
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

548 Market Street, San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

(866) 824-7881

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

ITEM 5.02 APPOINTMENT OF CERTAIN OFFICERS

On January 30, 2014 the Registrant’s Board of Directors adopted Amended and Restated Bylaws for the Registrant. The amendments specifically:

●	amended the authorized officers to be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer;

●	designated the President as the chief operating officer.

On the same date, the Board of Directors appointed Dr. Tamara Aberson-Sloboda to serve as the Registrant’s President. Information about Dr. Aberson-Sloboda follows:

Tamara Aberson-Sloboda. Since 2012 Dr. Aberson-Sloboda has been employed as an Adjunct Professor at the Massachusetts School of Professional Psychology, where she also functions as a Field Project Director, advising in the design and execution of onsite leadership projects. At the same time, Dr. Aberson-Sloboda has been engaged as the Industrial Organizational Psychologist for Navigated Breakthrough Consulting Group, a boutique consulting firm that she co-founded to offer diagnostic assessment, action planning and outcome metrics for organizational change and development. From 2007 to 2012 Dr. Aberson-Sloboda was engaged as an external consultant assisting management teams such as Interactive Corp., Walt Disney Company and Goodwill Industries. From 2003 to 2007, Dr. Aberson-Sloboda was employed as the co-founder of GiveFun.com, which she served as CEO until it was acquired in 2007 by Interactive Corp. In 2012, Dr. Aberson-Sloboda was awarded a Ph.D. in Industrial-Organizational Psychology by the California School of Professional Psychology.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

3-a   Amended and Restated Bylaws dated January 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2014	BITZIO, INC.

	By:	/s/ Gordon McDougall
Gordon McDougall
Chief Executive Officer